Registration No. __________________

As filed with the Securities and Exchange Commission on January 24, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

WALLEO INC.

 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)
61-1799863 (IRS Employer Identification Number)
5092 (Primary Standard Industrial Classification Code Number)

5th St. Dalong, Bldg., Ste. 14, International Furniture Center,

Inner Mongolia, Manzhouli City, China 021400

Email: walleoinc@gmail.com

Tel.: 00852-8191-1379

(Address and telephone number of principal executive offices)

Nevada Discount Registered Agent, Inc.

831 Laca Street

Dayton, NV 89403

Tel: (775) 782-6587

 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

1 |

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]   Accelerated filer [ ]    Non-accelerated filer   [ ]   Smaller reporting company [x]

(Do not check if a smaller reporting company)

Calculation Of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	4,000,000	0.03	120,000	14.94

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

2 |

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

WALLEO INC.

4,000,000 SHARES OF COMMON STOCK

$0.03 PER SHARE

This is the initial offering of common stock of Walleo Inc. and no public market currently exists for the securities being offered. We are registering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.03 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Xianfeng Wang, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Wang will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Walleo Inc. is a startup company and has recently started its operations. To date we have been involved primarily in organizational activities. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 12 BEFORE BUYING ANY SHARES OF WALLEO INC.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________, 2017

3 |

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	14
DESCRIPTION OF BUSINESS	18
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	21
EXECUTIVE COMPENSATION	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
PLAN OF DISTRIBUTION	24
DESCRIPTION OF SECURITIES	26
INDEMNIFICATION	27
INTERESTS OF NAMED EXPERTS AND COUNSEL	27
EXPERTS	27
AVAILABLE INFORMATION	27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	27
INDEX TO THE FINANCIAL STATEMENTS	27

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

4 |

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “WALLEO INC.” REFERS TO WALLEO INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

WALLEO INC.

Walleo Inc. was incorporated in Nevada on August 9, 2016. We are a startup company and provide distribution and wholesaler services of the furniture fittings manufactured in the People’s Republic of China. We distribute furniture fittings to both small and medium-sized vendors. We intend on selling, importing, and marketing our business to European and North American markets. The Company also offers the consulting services in China.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $52,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate additional revenue in the first 12 months after completion our offering or ever generate sufficient revenue.

Being a startup company, we have very limited operating history. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 5th St. Dalong, Bldg., Ste. 14, International Furniture Center, Inner Mongolia, Manzhouli City, China 021400. Our phone number is 00852-8191-1379.

From inception (August 9, 2016) until the date of this filing, we have had limited operating activities. Our financial statements from inception (August 9, 2016) through October 31, 2017, reports $2,750 in revenue and accumulated deficit $5,099. Our independent registered public accounting firm has issued an audit opinion for Walleo Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we signed one consulting agreement, we developed our business plan, and working with our potential clients and developing our advertising campaign.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $52,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $52,000, our business may fail. Since we are presently in a startup stage, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

5 |

THE OFFERING

The Issuer:	Walleo Inc.
Securities Being Offered:	4,000,000 shares of common stock.
Price Per Share:	$0.03
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	If 50% of the shares sold - $60,000 If 75% of the shares sold - $90,000 If 100% of the shares sold - $120,000
Securities Issued and Outstanding:

There are 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our president, secretary, treasurer and director, Xianfeng Wang.

If we are successful at selling all the shares in this offering, we will have 6,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $120,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

6 |

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from August 9, 2016 (Inception) to July 31, 2017 and unaudited financial statements for the period Three months ended October 31, 2017.

Financial Summary	October 31, 2017 (Unaudited)	July 31, 2017 ($) (Audited)
Cash	4,731	1,996
Total Assets	4,731	1,996
Total Liabilities	7,830	845
Total Stockholder’s Equity	(3,099)	1,151

Statement of Operations	Accumulated From August 9, 2016 (Inception) to July 31, 2017 ($) (Audited)
Total Expenses	849
Net Loss for the Period	(849)

Statement of Operations	Three months ended October 31, 2017 (Unudited)
Revenue	2,750
Total Expenses	7,000
Net Loss for the Period	(4,250)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

7 |

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of October 31, 2017, we had cash in the amount of $4,731 and liabilities of $7,830. As of this date, we have $2,750 in revenue and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $52,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Xianfeng Wang, our president, secretary, treasurer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Wang has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A STARTUP COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on August 9, 2016 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have minimum experience in the marketing of furniture fittings distribution. Our future success will depend, among other factors, upon whether our product and services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our business will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

ALL OF OUR FURNITURE FITTINGS PURCHASES WILL BE MADE FROM A LIMITED NUMBER OF SUPPLIERS.  IF THAT SUPPLIERS DECREASE OR TERMINATE THEIR RELATIONSHIP WITH US OUR BUSINESS WOULD LIKELY FAIL IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THESE COMPANIES.

As a result of being totally dependent on a limited number of wholesale suppliers located in China, we may be subject to certain risks, including changes in regulatory requirements, tariffs and other barriers, increased pressure, timing and availability of export licenses, the burden of complying with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. If these companies decrease, modify or terminate its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that suppliers. If we were unable to find a substitute for that suppliers, our business would likely fail. We cannot predict what the likelihood would be of finding an acceptable substitute suppliers.

8 |

WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of niche of furniture fittings distribution is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful entities operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

WE CANNOT GUARANTEE FUTURE CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR OPERATIONS ARE CONCENTRATED IN CHINA THE STOCKHOLDERS WOULD FACE DIFFICULTY IN ENFORCING THEIR LEGAL RIGHTS UNDER UNITED STATES SECURITIES LAWS

Our operations are concentrated in China and our stockholders would face difficulty in enforcing their legal rights under United States securities laws in light of our management’s location outside of the United States. Legal protections and remedies available to the company for certain harmful action taken against it will be pursued within the People’s Republic of China legal system, which differs from the U.S. legal system in significant ways. Because the company conducts operations outside of the U.S. it is difficult to pursue legal matters is subject to limitations imposed by other jurisdictions. It is limited ability for U.S. regulators’ to conduct investigations and inspections within China.  It may be restrictions on the transfer of cash into and out of China, as well as on the exchange of currency, may constrain the company’s liquidity and impede its ability to use cash in its operations.

BECAUSE OUR PRESIDENT, TREASURER, SECRETARY AND DIRECTOR, MR. WANG, ABLE TO OWN 50% OF OUR OUTSTANDING COMMON STOCK HE ABLE TO MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Wang, our president, treasure, secretary and director able to own 50% of the outstanding shares of our common stock in case if 100% of the shares sold. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Wang may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee, our president, secretary, treasurer and director, Mr. Xianfeng Wang. We depend entirely on Xianfeng Wang, our president, treasurer, director for all of our operations. The loss of Mr. Wang would have a substantial negative effect on our company and may cause our business to fail. Mr. Wang has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Wang’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

9 |

BECAUSE OUR PRESIDENT, SECRETARY, TREASURER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Xianfeng Wang, our president, secretary, treasurer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR PRESIDENT, SECRETARY, TREASURER AND DIRECTOR HAS MINIMAL EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Xianfeng Wang, our president, secretary, treasurer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

10 |

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on August 9, 2016, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $120,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR PRESIDENT, MR. WANG DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Wang does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB and/or OTC Link. The OTCQB or/and OTC Link is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB or/and OTC Link are not an issuer listing service, market or exchange. Although the OTCQB or/and OTC Link does not have any listing requirements, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Walleo Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

11 |

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Xianfeng Wang, our president, secretary, treasurer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Wang’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,000,000 shares are currently issued and outstanding. If we sell the 4,000,000 shares being offered in this offering, we would have 6,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. If we rise minimal amount of funds or we have not enough funds to follow our plan of operation we will need to loan the funds from our president, director and treasurer, Mr. Wang, who has verbally agreed to loan the Company funds, or we will search for additional financing to implement our plan of operation. There is no assurance that we will raise the full $120,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
Gross proceeds	60,000	90,000	120,000
Offering expenses	8,000	8,000	8,000
Net proceeds	52,000	82,000	112,000
Office and Warehouse	8,000	10,000	12,000
Website	4,000	4,500	5,000
Marketing and Advertising	20,000	42,500	65,000
Sales Manager	10,000	15,000	20,000
SEC reporting and compliance	10,000	10,000	10,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Xianfeng Wang, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Wang’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Wang will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Wang. Mr. Wang will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

12 |

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of October 31, 2017 was negative - $3,099 or $0 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of October 31, 2017.

The following table sets forth as of October 31, 2017, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.03 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	50%	75%	100%
Offering price per share	0.03	0.03	0.03
Post offering net tangible book value	48,901	78,901	108,901
Post offering net tangible book value per share	0.0122	0.0158	0.0182
Pre-offering net tangible book value per share	0	0	0
Increase (Decrease) in net tangible book value per share after offering	0.0122	0.0158	0.0182
Dilution per share	0.0178	0.0142	0.0118
% dilution	59%	47%	39%
Capital contribution by purchasers of shares	60,000	90,000	120,000
Capital Contribution by existing stockholders	2,000	2,000	2,000
Percentage capital contributions by purchasers of shares	96.77%	97.83%	98.36%
Percentage capital contributions by existing stockholders	3.23%	2.17%	1.64%
Gross offering proceeds	60,000	90,000	120,000
Anticipated net offering proceeds	52,000	82,000	112,000
Number of shares after offering held by public investors	2,000,000	3,000,000	4,000,000
Total shares issued and outstanding	4,000,000	5,000,000	6,000,000
Purchasers of shares percentage of ownership after offering	50.00%	60.00%	66.67%
Existing stockholders percentage of ownership after offering	50.00%	40.00%	33.33%

13 |

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance was $4,731 as of October 31, 2017. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Xianfeng Wang, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of October 31, 2017, Mr. Wang has advanced to us $7,830. Mr. Wang, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $52,000 of funding from this offering. Being a startup company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at 5th St. Dalong, Bldg., Ste. 14, International Furniture Center, Inner Mongolia, Manzhouli City, China 021400. Our phone number is 00852-8191-1379.

We are a startup company and we have generated $2,750 in revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate additional revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

14 |

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated sufficient revenues.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $120,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on August 9, 2016. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a startup company that generated just recently started its operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

We intend to provide vending and shipping services of furniture fittings of various kinds manufactured in China. The company sees its primary goal as to distribute furniture fittings of various price categories to both small and medium-sized vendors.

Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. If we are unable to obtain minimum funding of approximately $52,000 (If 50% of the shares sold), our business may fail.

Our plan of operations following the completion is as follows:

Gathering of market information (1-2 months)

No costs

We are searching for furniture fittings plants around of China. We are studying plants’ assortment and estimate quality and price range of furniture fittings. We plan to find the optimal manufactures and negotiate agreements with them.

Office and Warehouse (1st-3d months)

$8,000-$12,000

To successfully perform basic services, it is estimated that our company would demand a basic office equipment. We plan to lease an operational office and warehouse with prepared shelves to store the for distribution. If only 50% of shares are sold, the office might be equipped with simple and basic furniture, basic stationery, via phone, a fax, a printer, and two computers powerful enough to perform everyday operations, taking orders online, for instance. Provided that if 75% of shares are sold the company could consider buying better equipment. In case if 100% shares are sold, the company would consider renting an office big enough for the staff, buying all furniture needed, more powerful computers able to perform everyday operations, as well as website maintenance directly from the office. Our president, Mr. Wang agrees to provide clamp tracks and goods sorter equipment for the Company.

15 |

Website (1st-6th months)

$4,000-$5,000

Once the company incorporated it is likely to need a website or webcatalog where all the goods are planned to be displayed. In case if 50% shares sold we would order a website of a simple design with the functions of a webstore. In case of more than 50% shares sold, we are likely to order a website designed according current trends, with embedded animation to advertise the goods. In case if 100% of shares sold, we are likely employ a multifunctional website with functions of a webstore, embedded animation and embedded video advertisements to promote either particular goods or particular vendors, with the built-in functions to order a call from the support centre, the website that would monitor the customer's activity, in order to offer them the goods they would likely need.

Marketing (3th-12th months)

$20,000-$65,000

Primarily, we plan to use internet marketing tools in our marketing campaign. We plan to advertise our services and product on the following websites: www.alibaba.com, www.ebay.com. We plan to use internet catalogs and SEO in web search engines such as www.google.com (with using “Google Adwords”) and www.baidu.com. Also we are going to issue monthly printed catalog and send it to our clients. We will take part on the specialized forums and exhibitions to present our service to potential clients. We plan that it will cost at least $20,000 to start our marketing campaign. If we sell 75% of the shares offered we plan to spend approximately $42,500. In the event we sell all of the shares offered we plan to hire professional marketing agency to promote our service, therefore it will be approximately $65,000.

Sales Manager (6th-12th months)

$10,000-$20,000

If we sell 50% of the shares, we plan to hire a sales person to sell our service by calls and direct mails. The job of such sales person will be to find additional customers for us. If we sell 75% or 100% of the shares offered we are going to increase the quantity of sales associates to 2 and 3 accordingly.

Estimated Expenses for the Next Twelve Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
Gross proceeds	60,000	90,000	120,000
Offering expenses	8,000	8,000	8,000
Net proceeds	52,000	82,000	112,000
Office and Warehouse	8,000	10,000	12,000
Website	4,000	4,500	5,000
Marketing and Advertising	20,000	42,500	65,000
Sales Manager	10,000	15,000	20,000
SEC reporting and compliance	10,000	10,000	10,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

16 |

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have generated $2,750 in revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on August 9, 2016 to October 31, 2017

During the period we incorporated the company, prepared a business plan. Our loss since inception is $795. We have just recently started our business operations, however, will not start significant operations until we have completed this offering.

LIQUIDITY AND CAPITAL RESOURCES

As of October 31, 2017, the Company had $4,731 cash and our liabilities were $7,830, comprising $7,830 owed to Xianfeng Wang, our president, secretary, treasurer and director. As of October 31, 2017 our cash balance was $4,731. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $52,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 2,000,000 shares of common stocks to our president, secretary, treasurer and director, at a price of $0.001 per share, for net proceeds of $2,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Xianfeng Wang, our president, secretary, treasurer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Wang has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Wang’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $52,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

17 |

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $52,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

We are a distributor of furniture fittings of various price categories to both small and medium-sized vendors. Within the process of development changes in business strategy might occur, in order to provide better service, or make the business more profitable.

Our principal office address is located at 5th St. Dalong, Bldg., Ste. 14, International Furniture Center, Inner Mongolia, Manzhouli City, China 021400. Our telephone number is 00852-8191-1379. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a startup company. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding.

Main business concept

Our company is an operating business – a start-up from China that specializes in the distribution of furniture fittings and accessories for residential and office building interiors in European, Asian, and CIS countries. We work with Chinese factories, which today hold the leading position in the furniture-fittings production market. In no way inferior to European and American producers when it comes to meeting the quality demands of consumers, they are also able to provide their products at more advantageous prices.

Our business’s organization model may be broken up into the following stages:

1) Collaboration with the furniture-fittings production factories in China. We will evaluate such criteria as the range of available products, their quality and production costs, delivery terms, the availability of demo samples, and the production capacity. We will also evaluate our collaborators’ potential to introduce new product items into our the company’s active product line.

2) Ensuring the operation of the logistics and warehouse complex. We will organize the incoming and outgoing product flows so as to have the required stock volume with regard to both product quality and diversity. Ordered products will be packaged quickly and shipped off in minimal time. The making of the company product exhibition displays for visiting partners and clients is also foreseen to take place here. There are also plans in the future to create two similar complexes: one in southeast China, for shipment via the sea port, and one in northern China, for shipment via rail. To achieve these goals, we are planning to rent out in the near future a 500m2 warehouse building with an interior allowing for the distribution of storage racks up to 5m in height. Forklifts and stackers will be used to service the storages, both of which the president of the company is willing to supply.

3) Sale of the company’s products. This portion will be realized through the creation of a multi-language, content-rich website with 24-hour online support, as well as through the network of regional sales agents tasked with attracting large wholesale buyers (furniture factories, large home-product sales networks). As we develop our sales mechanisms, we will also take into account customer feedback with regard to the selection and upgrading of the product range.

18 |

Products of Interest

We will work with two closely related product groups:

- furniture fittings (hinges, knobs and handles, legs, locks, lift systems, etc.), and

- accessories for building interiors (door handles, hinges, locks, fastening systems, etc.).

These product groups have been chosen on the assumption that finished furniture products have large dimensions requiring significant warehouse space, in addition to generally being manufactured closer to the end user and with respect to his/her individual requests in what concerns size and product-set choice/customization. And it is precisely the stock availability of  the different fittings that make set choice/customization possible.

As of right now, we are working with the following specific merchandise:

- Door handles (both for furniture and room doors). Products vary by design, dimension, number of fastening points, etc.

- Hinges, joints, guides, gas springs, lifting systems for chairs and beds. This group consists in the various parts intended for the fastening of mobile elements.

- Supports (legs, wheels, rack bars and their corresponding fittings). This group also includes door stops of various fastening mechanisms.

- Locking mechanisms (locks, latches, magnetic and mechanical fixators).

- Metalware (Euro screws, self-tapping screws, nuts and bolts, plugs).

- Other fittings: shelf supports, mirror-fastening parts, hooks and hangers.

We also offer the consulting services in China as follows:

1. Furniture fittings market analysis and marketing research in China

2. Assistance in communication with plants producing furniture fittings in China.

3. Assistance in choosing the plants for producing furniture fittings for exclusive furniture design projects.

Clients

Seeing as how the shipment of products will be done in container batches, the main buyers will either be companies dealing in furniture production or trade companies selling home and repair products. During the starting phase, the network of clients will be rooted in large-scale end users, after which we expect to attract intermediary parties in the form of regional sales companies, who will then supply our products to retail stores and small-production-scale entrepreneurs. With the opening of the logistics and warehouse complex, it is expected that the products will be sold in smaller batches, owing to the buyers’ ability to organize the delivery of their purchased products autonomously.

Marketing and advertising

The advancement of the company’s products will be realized with the help of various web resources:

- our own content-rich website that will be available in several languages, have online consulting, and be promoted in popular search engines.

- Chinese websites oriented towards the sale of a wide range of export products (Alibaba).

- banner advertisements on specialized domestic websites.

As an additional method of advancing our products, we will take part in relevant exhibitions, both in China and out. We also plan to hire intermediary outsourcing agents who reside outside China, who will participate in international exhibitions, and who will promote our merchandise outside of China. The distribution of printed advertisement materials in the exhibition venues and the mailing of online catalogs to potential clients are also foreseen.

Competition

There is currently a fairly large number of furniture-fittings distribution companies on the Chinese market, the majority of which are represented exclusively in China and do not have representation on the international market. We believe that our competitive advantage lies in our comprehensive approach to the selection of products, the rotation of producers, our management of the pricing policies, our flexibility in dealing with buyers’ requests, our development of the product realization strategy, and our access to the international market.

19 |

Revenue

We generate our revenue by selling furniture fittings. We supply our potential clients from our warehouse or from the manufacturer by attracting professional transportation companies in China. Our revenues form due to orders from retailers and wholesalers. We offer our product at prices marked-up from 20% to 30% of our cost. Our clients asked to 100% prepay for the products. Clients may choose any payment options they like. Clients responsible to cover the shipping costs. In case our customers would like to use our consulting service regarding to the shipping we may ask plus 3% additional to our price and will include a shipping company price and our service fees in a final bill. We also generate our revenue form consulting service on a timely basis.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a startup company and currently have one employee. Xianfeng Wang, our president, secretary, treasurer.

Offices

Our business office is located at 5th St. Dalong, Bldg., Ste. 14, International Furniture Center, Inner Mongolia, Manzhouli City, China 021400. This is the office provided by our President, Xianfeng Wang.  Our telephone number is 00852-8191-1379.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable in any jurisdiction which we would conduct activities. Our suppliers will be responsible for providing certificates of compliance. We do not believe that existing or probable government regulations, including export or import regulation will have a material impact on the way we conduct our business. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable in any jurisdiction which we would conduct activities. Our suppliers will be responsible for providing certificates of compliance.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

20 |

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Xianfeng Wang 5th St. Dalong, Bldg., Ste. 14, International Furniture Center, Inner Mongolia, Manzhouli City, China 021400	27	President, Treasurer Secretary and Director (Principal Executive, Financial and Accounting Officer)

Xianfeng Wang has acted as our president, secretary, treasurer and director since we incorporated on August 9, 2016. Mr. Wang owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Wang was going to be our President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, and sole member of our board of directors. Mr. Wang graduated from Seoul National University in 2012. Since 2012 untill 2016 he was a self-employed in furniture fitting sales business. In 2016 he established Walleo Inc.

During the past ten years, Mr. Wang has not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Mr. Wang was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Wang’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

1.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

21 |

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Xianfeng Wang, who does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on August 9, 2016 until October 31, 2017:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Xianfeng Wang, President, Director and Treasurer	August 9, 2016 to October 31, 2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Mr. Wang currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

22 |

Director Compensation

The following table sets forth director and secretary compensation for the period From Inception (August 9, 2016) to October 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Xianfeng Wang	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Xianfeng Wang will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Wang’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Wang, directly or indirectly, from the Company.

On January 13, 2016, we issued 2,000,000 shares of restricted common stock to Xianfeng Wang, our president, secretary, treasurer and director in consideration of $2,000. Further, Mr. Wang has advanced funds to us. As of October 31, 2017, Mr. Wang has advanced to us $7,830. Mr. Wang will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Wang. Mr. Wang will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Wang does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Wang or the repayment of the funds to Mr. Wang. The entire transaction was oral. We have a verbal agreement with Mr. Wang that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 31, 2017 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Xianfeng Wang 5th St. Dalong, Bldg., Ste. 14, International Furniture Center, Inner Mongolia, Manzhouli City, China 021400	2,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of October 31, 2017, there were 2,000,000 shares of our common stock issued and outstanding.

23 |

Future sales by existing stockholders

2,000,000 shares of common stock were issued to our president, secretary, treasurer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCQB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 4,000,000 shares of our common stock for sale at the price of $0.03 per share.

This is a self-underwritten offering, and Mr. Wang, our president, secretary, treasurer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Wang will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.

Our president, secretary, treasurer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.

Our president, secretary, treasurer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Our president, secretary, treasurer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.

Our president, secretary, treasurer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our president, secretary, treasurer and director must restricts his participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our president, secretary, treasurer and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.

Performing ministerial and clerical work involved in effecting any transaction.

24 |

Our president, secretary, treasurer and director does not intend to purchase any shares in this offering as well as our secretary.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Walleo Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

25 |

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of October 31, 2017, there were 2,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our president, secretary, treasurer and director, Xianfeng Wang owns 2,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

26 |

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Walleo Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

PLS CPA, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. PLS CPA has presented its report with respect to our audited financial statements.

LEGAL MATTERS

 SD Mitchell & Associates, PLC has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is July 31, 2017. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by PLS CPA.

Our financial statements from inception to July 31, 2017, immediately follow:

27 |

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PLS CPA, A PROFESSIONAL CORPORATION

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111 t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Walleo, Inc.

We have audited the accompanying balance sheet of Walleo, Inc. as of July 31, 2017 and the related financial statements of operations, changes in shareholder’s equity and cash flows for the period from August 9, 2016 (inception) to July 31, 2017. These financial statements are the responsibility of the Company’s management.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Walleo, Inc. as of July 31, 2017, and the results of its operation and its cash flows for the period from August 9, 2016 (inception) to July 31, 2017 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA__

PLS CPA, A Professional Corp.

December 21, 2017

San Diego, CA. 92111

28 | Page

WALLEO INC

BALANCE SHEET

July 31, 2017

ASSETS
Current Assets
Cash and cash equivalents	$1,996
Total Current Assets	1,996

Total Assets	$1,996

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Related party loan	$845
Total Current Liabilities	845

Total Liabilities	845

Commitments and Contingencies	-

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000
Additional paid in capital	-
Accumulated deficit	(849)
Total Stockholder’s Equity	1,151

Total Liabilities and Stockholder’s Equity	$1,996

See accompanying notes, which are an integral part of these financial statements

29 | Page

WALLEO INC

STATEMENT OF OPERATIONS

From August 9, 2016 (Inception) to July 31, 2017

REVENUE	$-

OPERATING EXPENSES
General and Administrative Expenses	849
TOTAL OPERATING EXPENSES	849

NET LOSS FROM OPERATIONS	(849)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(849)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	180,879

See accompanying notes, which are an integral part of these financial statements

30 | Page

WALLEO INC

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

From August 9, 2016 (Inception) to July 31, 2017

	Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholder’s
	Shares	Amount	Capital		Equity

Inception, August 9, 2016	-	$ -	$ -	$ -	$ -

Issuance of common stock for cash	2,000,000	2,000	-	-	2,000

Net loss for the year ended July 31, 2017	-	-	-	(849)	(849)

Balance, July 31, 2017	2,000,000	$ 2,000	$ -	$ (849)	$ 1,151

See accompanying notes, which are an integral part of these financial statements

31 | Page

WALLEO INC

STATEMENT OF CASH FLOWS

From August 9, 2016 (Inception) to July 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (849)
Adjustments to reconcile net loss to net cash from operating activities:
Increase in prepaid expenses	-
CASH FLOWS FROM OPERATING ACTIVITIES	(849)

CASH FLOWS FROM FINANCING ACTIVITIES
Related party loan	845
Proceeds from the issuance of common stock	2,000
CASH FLOWS FROM FINANCING ACTIVITIES	2,845

NET CHANGE IN CASH	1,996

Cash, beginning of period	-

Cash, end of period	$ 1,996

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes, which are an integral part of these financial statements

32 | Page

WALLEO INC

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2017

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Walleo Inc.  (“the Company”) was incorporated on August 9, 2016 in the State of Nevada. Walleo Inc. is a distributor and wholesaler of the furniture fittings. We are working with the most leading manufacturers in China. Our main products are concealed hinges, ball bearing slides, fasteners, tube holders, other furniture fittings. We are continuously developing the range of our products. The Company is located in China.  The Company address is 5th Street Dalong, Bldg., Ste. 14, International Furniture Center, Inner Mongolia, Manzhouli City, China 021400.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  However, the Company had no revenues from August 9, 2016 (inception) through July 31, 2017.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company.  These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

 The Company’s year-end is July 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Loss

“Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of July 31, 2017, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statement

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, “Revenue Recognition”. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to July 31, 2017, the Company has generated no revenue.

Financial Instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.  Where practical the fair value of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. Since inception to July 31, 2017 there were no potentially dilutive debt or equity instruments issued or outstanding.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

33 | Page

WALLEO INC

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2017

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation – Stock Compensation” (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning October 1, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the Company in the fiscal year beginning October 1, 2019. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In August 2016, the Financial Accounting Standards Board (“the FASB”) issued new guidance amending certain cash flow issues which apply to all entities required to present a statement of cash flows.  The amendments are effective for public companies for fiscal years beginning after December 15, 2017, including interim periods.  Early adoption is permitted.  The Company is currently evaluating the impact it may have on its consolidated financial statements together with evaluating the adoption date.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 4 – RELATED PARTY TRANSACTIONS

The Company’s sole director, Xianfeng Wang, has loaned to the Company $845. This loan is unsecured, non-interest bearing and due on demand.

Note 5 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of July 31, 2017 the Company had net operating loss carry forwards of approximately $849 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at July 31, 2017 was approximately $297. The net change in valuation allowance during the year ended July 31, 2017 was $297. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

34 | Page

WALLEO INC

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2017

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of July 31, 2017.  All tax years since inception remain open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

From August 9, 2016 (inception) to July 31, 2017
Non-current deferred tax assets:
Net operating loss carry forward	$(297)
Valuation allowance	$297
Net deferred tax assets	$-

The actual tax benefit at the expected rate of 35% differs from the expected tax benefit for the year ended July 31, 2017 as follows:

		July 31, 2017

Net loss before income taxes	$	$ (849)
Income tax rate		35%
Income tax recovery		(297)
Non-deductible
Valuation allowance change		297

Provision for income taxes		$ -

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

Note 6 –CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of July 31, 2017, the Company has not granted any stock options and has not recorded any stock-based compensation.

On July 27, 2017, the Company issued 2,000,000 common shares at $0.001 per share to the sole director and president of the Company for cash proceeds of $2,000

As of August 31, 2017, 2,000,000 shares are issued and outstanding.

Note 7 – SUBSEQUENT EVENTS

On September 15, 2017, the Company sign the consulting agreement with an individual. The Company provide the consulting service in the area of furniture fittings manufactures research as request. The contract amount is $2,750.

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated subsequent events through December 21, 2017, which is the date the financial statements were available to be issued. Except the disclosure in Note 7, the Company has determined that there are no further events to disclose.

35 | Page

Balance Sheets – As At Ocotber 31, 2017 (Unaudited) and July 31, 2017.	F-9

Statements of Operations (Unaudited) – For the period from Three months ended October 31, 2017 and For the period from Inception (August 9, 2016) to Ocotber 31, 2017.	F-10

Statements of Cash Flows (Unaudited) – For the period from Inception (August 9, 2016) to July 31, 2017.	F-11

Notes to Audited Financial Statements (Unaudited)	F-12 – F-15

36 | Page

WALLEO INC

BALANCE SHEETS

ASSETS	October 31, 2017 (Unaudited)	July 31, 2017
Current Assets
Cash and cash equivalents	$4,731	1,996
Total Current Assets	4,731	1,996

Total Assets	$4,731	1,996

LIABILITIES AND STOCKHOLDER’S EQUITY(DEFICIT)
Liabilities
Current Liabilities
Related party loan	$7,830	845
Total Current Liabilities	7,830	845

Total Liabilities	7,830	845

Commitments and Contingencies		-

Stockholder’s Equity(Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized, 2,000,000 and 2,000,000 shares issued and outstanding as of October 31, and July 31, 2017	2,000	2,000
Additional paid in capital	-	-
Accumulated deficit	(5,099)	(849)
Total Stockholder’s Equity(deficit)	(3,099)	1,151

Total Liabilities and Stockholder’s Equity(Deficit)	$4,731	1,996

See accompanying notes, which are an integral part of these financial statements

37 | Page

WALLEO INC

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended October 31, 2017	August 9, 2016 (inception) to October 31, 2016

Revenues	$2,750	0
Cost	0	0
Gross Profit	2,750	0

OPERATING EXPENSES
General and Administrative Expenses	7,000	795
TOTAL OPERATING EXPENSES	7,000	795

NET LOSS FROM OPERATIONS	(4,250)	(795)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(4,250)	(795)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000	-

See accompanying notes, which are an integral part of these financial statements

38 | Page

WALLEO INC

STATEMENTS OF CASH FLOWS (Unaudited)

	Three months ended October 31, 2017	August 9, 2016 (inception) to October 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (4,250)	(795)
Adjustments to reconcile net loss to net cash from operating activities:
Increase in prepaid expenses	-	-
CASH FLOWS FROM OPERATING ACTIVITIES	(4,250)	(795)

CASH FLOWS FROM FINANCING ACTIVITIES
Related party loan	6,985	845
CASH FLOWS FROM FINANCING ACTIVITIES	6,985	845

NET CHANGE IN CASH	2,735	50

Cash, beginning of period	1,996	0

Cash, end of period	$ 4,731	50

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -	-
Income taxes paid	$ -	-

See accompanying notes, which are an integral part of these financial statements

39 | Page

WALLEO INC

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

October 31, 2017

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Walleo Inc.  (“the Company”) was incorporated on August 9, 2016 in the State of Nevada. Walleo Inc. is a distributor and wholesaler of the furniture fittings. We are working with the most leading manufacturers in China. Our main products are concealed hinges, ball bearing slides, fasteners, tube holders, other furniture fittings. We also offer the consulting services in China as follows: 1. Furniture fittings market analysis and marketing research in China. 2. Assistance in communication with plants producing furniture fittings in China. 3. Assistance in choosing the plants for producing furniture fittings for exclusive furniture design projects. We are continuously developing the range of our products.  The Company is located in China. The Company address is 5th Street Dalong, Bldg., Ste. 14, International Furniture Center, Inner Mongolia, Manzhouli City, China 021400.

Note 2 – GOING CONCERN

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had $2,750 revenues for the three months ended October 31, 2017, currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form S-1.  They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements.  However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the fiscal year ended July 31, 2017 included in the Company’s S-1 filed with the Securities and Exchange Commission.  The unaudited financial statements should be read in conjunction with those financial statements included in the Form S-1. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended October 31, 2017 are not necessarily indicative of the results that may be expected for the year ending July 31, 2018.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, “Revenue Recognition”. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. For the three months ended October 31, 2017, the Company has generated $2,750 revenue.

40 | Page

WALLEO INC

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

October 31, 2017

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the three months ended October 31, 2017, there were no potentially dilutive debt or equity instruments issued or outstanding.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at November 30, 2016 the Company had not adopted a stock option plan nor had it granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Financial Instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation – Stock Compensation” (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning October 1, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the Company in the fiscal year beginning October 1, 2019. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning October 1, 2018, with an option to adopt the standard for the fiscal year beginning October 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

41 | Page

WALLEO INC

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

October 31, 2017

In August 2016, the Financial Accounting Standards Board (“the FASB”) issued new guidance amending certain cash flow issues which apply to all entities required to present a statement of cash flows.  The amendments are effective for public companies for fiscal years beginning after December 15, 2017, including interim periods.  Early adoption is permitted.  The Company is currently evaluating the impact it may have on its consolidated financial statements together with evaluating the adoption date.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 4 – RELATED PARTY TRANSACTIONS

The Company’s sole director, Xianfeng Wang, paid $6,985 in behalf of the Company during this quarter. As of October 31, 2017, he has loaned to the Company $7,830. This loan is unsecured, non-interest bearing and due on demand.

Note 5 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of October 31, 2017 the Company had net operating loss carry forwards of approximately $5,099 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at October 31, 2017 was approximately $1,785. The net change in valuation allowance during the three months ended October 31, 2017 was $1,488. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of October 31, 2017.  All tax years since inception remain open for examination by taxing authorities.

42 | Page

WALLEO INC

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

October 31, 2017

The provision for Federal income tax consists of the following:

	As of October 31, 2017	July 31, 2017
Non-current deferred tax assets:
Net operating loss carry forward	$(1,785)	(297)
Valuation allowance	$1,785	297
Net deferred tax assets	$-	-

The actual tax benefit at the expected rate of 35% differs from the expected tax benefit for the three months ended October 31, 2017 as follows:

Three months ended October 31, 2017
Computed “expected” tax expense (benefit)	$(1,488)
Change in valuation allowance	$1,488
Actual tax expense (benefit)	$-

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

Note 6 – CONTRACTS

On September 15, 2017, the Company signed the consulting agreement with an individual. The Company provide the consulting service in the area of furniture fittings manufactures research as request. The contract amount is $2,750.

Note 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, The Company has evaluated subsequent events from the balance sheet date through December 21, 2017 the date the financial statements were available to be issued. The Company has determined that there are no further events to disclose.

43 | Page

PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

WALLEO INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

44 | Page

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$14.94
Auditor Fees and Expenses	$3,000.00
Legal Fees and Expenses	$3,000.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,014.94

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Walleo Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Walleo Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Xianfeng Wang 5th St. Dalong, Bldg., Ste. 14, International Furniture Center, Inner Mongolia, Manzhouli City, China 021400	January 13, 2016	2,000,000	$2,000.00

We issued the foregoing restricted shares of common stock to our president, secretary, treasurer and director, Mr. Wang, pursuant to the Exemption under Rule 506 of regulation D. They are sophisticated investors, our president, treasurer, director and secretary, and in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

45 | Page

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of SD Mitchell & Associates, PLC
10.1	Consulting Agreement dated September 15, 2017
23.1	Consent of PLS CPA for July 31, 2017 audit
23.2	Consent of PLS CPA for October 31, 2017 review
23.3	Consent of SD Mitchell & Associates, PLC (contained in exhibit 5.1)

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)

To file, during any period in which offers or sales of securities are being made, a post-    effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

46 | Page

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Manzhouli City, Republic of China, on January 24, 2017.

WALLEO INC.

By:	/s/	Xianfeng Wang
	Name:	Xianfeng Wang
	Title:	President, Directror, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Xianfeng Wang		January 24, 2017
Xianfeng Wang	President, Treasurer, Director and Secretary (Principal Executive, Financial and Accounting Officer)

47 | Page